U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

INFORMATION REQUIRED IN PROXY STATEMENT

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Keyuan Petrochemicals, Inc.
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KEYUAN PETROCHEMICALS, INC.

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
(86) 574-8623-2955

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Keyuan Petrochemicals, Inc. (“Keyuan”) will hold its Annual Meeting of Stockholders at 17 State Street, Floor 20, New York, NY 10004 on Thursday, June 14, 2012 at 10:00 AM Eastern Standard Time. We are holding the meeting for the following purposes:

1)	To elect members of the Board of Directors, whose terms are described in the proxy statement;

2)
To approve and ratify the re-appointment of GHP Horwath, P.C., as the Company’s independent accountants to audit the Company’s financial statements as at December 31, 2012 and for the fiscal year then ending; and

3)	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of Keyuan common stock at the close of business on Thursday, April 19, 2012, are entitled to vote at the meeting.  The Board urges Stockholders to vote “FOR” Item 1 & 2 and solicits your vote.

The proxy statement, proxy card and voting instructions are enclosed.

It is important that your shares be represented and voted at the meeting. We hope you will be able to attend the Annual Meeting in person or by dialing in the conference line at 712-432-0080 (access code: 512917#). Whether or not you expect to attend the meeting, please vote your shares using the enclosed proxy card. Simply sign the return card where required, note the number of shares you own and if you will attend the meeting in person, and return the card in the envelope provided.  Of course, you may also vote your shares in person at the Annual Meeting.

By Order of the Board of Directors,

/s/ Chunfeng Tao
Chunfeng Tao
Chairman, President and Chief Executive Officer
April 20, 2012

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Keyuan of proxies to be voted at our Annual Meeting of Stockholders, to be held on Thursday, June 14, 2012, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 10:00 AM Eastern Standard Time.  The meeting will be held at 17 State Street, Floor 20, New York, NY 10004. Stockholders will be admitted beginning at 9:30 AM.  The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

You will need an admission ticket to enter the meeting.  If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you.  If you plan to attend the Annual Meeting, please retain the admission ticket.  Directions to the Annual Meeting are printed on the admission ticket.

If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the Annual Meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, Empire Stock Transfer Inc. at 1859 Whitney Mesa Dr, Henderson, NV 89014, Tel: 702.818.5898, Fax: 702.974.1444.  If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are a Keyuan stockholder.

We are first mailing this proxy statement, the proxy card and voting instructions on or about May 4, 2012, to persons who were stockholders at the close of business on April 19, 2012, the record date for the meeting.

IMPORTANT—PLEASE READ

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience by mail using the enclosed envelope. This will ensure the presence of a quorum at the Annual Meeting and will save us the expense of additional solicitation. Sending in your proxy card and voting will not prevent you from voting your shares at the Annual Meeting, or changing your vote, if you desire to do so. It will also help us provide adequate seating if you note that you will attend. Your proxy is revocable at your option in the manner described in the Proxy Statement.

Proxies and Voting Procedures

You can vote your shares by completing and returning a proxy card or, if you hold your shares in “street name,” a voting instruction form.

If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.

If you hold your shares through a broker, your shares may be voted even if you do not attend the Annual Meeting.

Abstentions and broker non-votes do not have the effect of votes in opposition to a director. Abstentions are also counted towards determining a quorum.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting.  You will still be able to revoke your proxy until it is voted.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Stockholders Entitled to Vote

You are entitled to vote at the Annual Meeting all shares of our common stock as of the close of business on the record date.  Each share of our common stock is entitled to one vote with respect to each matter properly brought before the meeting.

On April 19, 2012, the record date, there were 57,646,160 shares of common stock outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at Qingshi Industrial Park, Ningbo Economic & Technological Development Zone, Ningbo, Zhejiang Province, P.R. China 315803, between the hours of 9:00 a.m. and 4:00 p.m. local time.

Required Vote

The presence, in person or by proxy, of the holders a majority of the voting power at the Annual Meeting shall constitute a quorum, which is required in order to transact business at the meeting.

Cost of Proxy Distribution and Solicitation

Keyuan will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies.  Proxies may be solicited on behalf of Keyuan in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of Keyuan, who will receive no additional compensation for soliciting.  In accordance with the rules of the Securities and Exchange Commission, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Keyuan stock.

PROPOSAL 1

PROPOSAL FOR THE ELECTION OF DIRECTORS

The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  There are no family relationships among our directors and executive officers. Provided below are brief descriptions of the business experience of each director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

During the past 10 years, none of our directors has been involved in any of the following types of legal proceedings: (a) any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; (b) any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any settlement to such actions; or (c) any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self regulatory organization.

Information with Respect to Director Nominees

Name	Age	Position
Chunfeng Tao	44	Chairman, President, Chief Executive Officer and Secretary
Gerry Goldberg	68	Independent Director
Michael J. Rosenberg	67	Independent Director
Dishen Shen	73	Independent Director
Xin Yue	47	Director

Mr. Chunfeng Tao, Chairman, President and Chief Executive Officer.    Mr. Tao has been a member of our Board of Directors and the CFO of the Company since April 22, 2010. Mr. Tao has over 20 years’ extensive experience in the petrochemical industry. Between 2008 and 2010, he served as President of Ningbo Plastics. Between 2005 and 2008, he served as President of Ningbo Hebang Chemical Co., a company with annual revenue of RMB 10 billion which he managed and built to an annual production capacity of 250,000 MT for aromatic and heavy oil cracking products. Between 2002 and 2005, Mr. Tao served as Executive Vice President of Ningbo Daxie Liwan Petrochemicals Co., a company with annual revenue of RMB 6 billion. Under his management, the company’s annual production was increased to 500,000 MT of high grade asphalt. Between 1989 and 2002, Mr. Tao served in various senior management and technical positions at Sinopec Zhenhai Refining & Chemical Co., the largest base for crude oil processing and sour crude oil processing in China, and won over 30 technological innovations, management awards and distinction during his service period.

Mr. Gerry Goldberg, Director.  Mr. Goldberg has been a member of our Board of Directors since July 1, 2010. Mr. Goldberg currently has served as senior partner in the accounting firm Schwatrz Levitsky Feldman llp, based in Toronto and ranked among the top ten accounting firms in Canada since 1993. At the firm, he heads the US Public Company audit division, and is actively involved in the audits of various Canadian, US, Chinese and other foreign companies listed in the US and Canada. He is or has been a director of China Wind Systems Inc. (NasdaqGM: CWS), Jite Technologies Inc. (TSX VENTURE: JTI.V.v), Baymount Inc., (TSX VENTURE: GEE.v), Sagittarius Capital Corporation (TSX VENTURE: SCX.P.v), Prime City One Capital Corp. (TSX VENTURE: PMO) (Formerly Scorpio Capital Corp.) and Pinetree Capital Ltd. (TSX-PNP). He was a former partner in the predecessor firm to Grant Thornton for over ten years. Mr. Goldberg received his CTA from the University of South Africa and is a Licensed Public Accountant and a Member of the Institute of Chartered Accountants of Ontario, Canada.

Mr. Michael J. Rosenberg, Director.  Mr. Rosenberg has been a member of our Board of Directors since July 1, 2010. Starting from January, 2010, Mr. Rosenberg has been a managing director of Saugatuck Energy where he is responsible for identifying investment opportunities in Asia. He currently also serves as a president at MJR Consultants from June, 2008, providing consulting service to various energy and trading companies relating to potential mergers and acquisitions. Between 2006 and 2008, Mr. Rosenberg managed a global trading for petrochemicals and derivatives for Sempra Energy Trading, managed a trading organization for bulk petrochemicals and gasoline additives for MG Petrochemicals Corporation and established a global petrochemicals trading operation for Philipp Brothers, which later became Phibro Energy AG. Between 1994 and 2006, he was founder and chief executive officer of Swiss-based Oceana Petrochemicals. He received his B.S. Business Administration in Marketing from Long Island University.

Mr. Dish Shen, Director.  Mr. Shen has been a member of our Board of Directors since July 1, 2010. Mr. Shen is a senior petrochemical engineer with nearly 40 years of oil refining and petrochemical industry expertise and management experience and has served in a variety of progressive leadership roles in planning and economic development in Zhejiang Province, focusing primarily on development of the petrochemical industry, and serves today as a member of the People's Committee of Zhejiang Province. Since 2005, he has been serving as a senior counsel for Zhejiang Provincial Association of Engineering Consultants, the institute providing consulting and administration service. He graduated from Beijing Petroleum Institute with a major in oil refining systems.

Mr. Xin Yue, Director. Mr. Yue has been a member of our Board of Directors since July 1, 2010. Mr. Yue currently is co-founder and chief executive officer of Cmark Capital Co., Ltd from 2005. Previously he also co-founded Golden Spider Co., Ltd., and New Shengtong Technology Co., Ltd. Mr. Yue serves as an advisor to Tianyin Pharmaceutical Co., Inc. and Jpak Group Inc. and president at a Shanghai subsidiary of Jiubai Group Co., Ltd. He received his Bachelor of Science in Economics and Management at Capital Economic and Trade University and his MBA in Finance from Baruch College at The City University of New York.

Pursuant to our Articles of Incorporation, this proposal can be approved at the meeting by a plurality of the votes cast by the shares present in person or represented by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NAMED DIRECTORS.

Executive Officers

Name	Age	Position
Chunfeng Tao	44	Chairman, President, Chief Executive Officer and Secretary
Fan Zhang	34	Vice President of Accounting & Acting Chief Financial Officer

Brief descriptions of the business experience during the past five years of each of our executive officers and an indication of directorships, if any, held by such officer in other companies subject to the reporting requirements under the Federal securities laws are provided below, except for Mr. Chunfeng Tao’s, which is included above within Proposal 1.

Mr. Fan Zhang, Vice President of Accounting & Acting Chief Financial Officer.  On August 20, 2011, Mr. Fan Zhang was appointed as Vice President of Accounting by the Board of the Directors to replace Mr. Weifeng Xue, effective as of August 20, 2011. Before joining Keyuan, Mr. Zhang was a Finance Director in Ningbo LG Yongxing Chemical Co., Ltd., a Sino-Korean joint venture between Ningbo Yongxing Chemical Investment Co. Ltd., and LG Chemical Co. Ltd., the largest chemical company in Korea. Ningbo LG Yongxing Chemical Co. Ltd is the largest ABS producer in China. Mr. Zhang has more than twelve years experience in financial reporting and controls, tax planning, fund management, ERP operation system management, internal audit and property insurance planning. Mr. Zhang holds a Bachelor degree in Economics from Hangzhou Electronic Technical University.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

Dr. Jingtao Ma, General Manager.     Dr. Ma joined the Company in 2007 and he has over 20 years’ experience in corporate management, research & development, sales & marketing, and business development. Dr. Ma is responsible for the sales & marketing and raw material procurement of the Company. On December 2, 2011, Dr. Ma was appointed as the new General Manager of Ningbo Keyuan replacing Mr. Chunfeng Tao. Between 1992 and 2007, he served in management and technical positions at Sinopec Zhenhai Refining & Chemical Co. in various functions including manufacturing and operations, and chemical and technical analysis.  Dr. Ma received his Master of Science and studies for Doctorate in Physical Chemistry from Lanzhou Chemistry & Physics Research Institute of CSA.

Mr. Shifa Wang, Vice President & Chief Engineer.   With 30 years’ management experience in petrochemical technology and manufacturing, and specialty in oil refining and catalytic cracking, Mr. Wang has been responsible for technology, and research and development of the Company since 2009. Between 2007 and 2009, Mr. Wang served as General Manager at Guangdong Yingchang Heavy Road Asphalt Co., Ltd, responsible for managing and overseeing the overall business operations of the company. Between 1981 and 2002, he served as the Chief Engineer at Sinopec Anqing Refinery Co., Ltd., responsible for technology development and research and development. Between 2003 and 2006, he was the Head of Operations for Phase II production line expansion, including construction of 500,000 MT heavy oil catalytic cracking facility, 150,000 MT gas fractionation facility, 10,000 MT sulphur recovery facility and 30,000 MT polypropylene facility, at Guangdong Tianyi Group Co., Ltd.  Mr. Wang received his Bachelor of Science from Chemical Engineering Department of China Petroleum University and Master of Art in Enterprise Management from Qinghua University.

Mingliang Liu, Vice President of Manufacturing. Mr. Liu has been responsible for overseeing the manufacturing by the Company since 2009. Mr. Liu has over 30 years of experience in petrochemical manufacturing and production management and specializes in oil refining, heavy oil cracking and crude oil processing. Between 1975 and 2009, he served in various supervisory and managerial positions at Sinopec Zhenhai Refining & Chemical Co. Mr. Liu majored in Economics & Management at Zhejiang CCP Institute.

CORPORATE GOVERNANCE OF KEYUAN

Corporate governance is the system that allocates duties and authority among a company’s stockholders, Board of Directors and management. The stockholders elect the Board of Directors and vote on extraordinary matters; the Board of Directors is a company’s governing body, responsible for hiring, overseeing, and evaluating management, particularly the chief executive officer; and management runs a company’s day-to-day operations. Our Board of Directors currently consists of five seats.

Board Leadership Structure.

The Board of Directors maintains a structure with the Chief Executive Officer of the Company holding the position as Chairman of the Board of Directors.

The Board of Directors utilizes a leadership structure that has the Chief Executive Officer (who is the Corporation’s principal executive officer and a director) who also acts in the capacity as Board Chairman, without a designated independent lead director. This structure creates efficiency in the preparation of the meeting agendas and related Board materials as the Company’s Chief Executive Officer works more directly with those preparing the necessary Board materials and is more connected to the overall daily operations of the Company. Agendas are also prepared with the permitted input of the full Board of Directors allowing for any concerns or risks of any individual director to be discussed as deemed appropriate.  Given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company), its corporate strategy and its focus on research and development, this structure is deemed to be appropriate and allows for efficient oversight.

Code of ethics

The Company has always encouraged its employees, including officers and directors to conduct business in an honest and ethical manner.  Additionally, it has always been our policy to comply with all applicable laws and provide accurate and timely disclosure.  Accordingly, in 2010, we adopted a formal written code of ethics for our executive officers, our directors and our employees.

Our codes of ethics are designed to deter wrongdoing and promote honest and ethical conduct and compliance with applicable laws and regulations.  These codes also incorporate our expectations of our executives that enable us to provide accurate and timely disclosure in our filings with the Securities and Exchange Commission and other public communications.  Our codes of ethics are attached as exhibits to the Current Report on Form 8-K that we filed with the SEC on July 7, 2010 and are available on our website, http://ir.stockpr.com/keyuanpetrochemicals/governance-documents. Any future changes or amendments to our code of ethics, and any waiver of our codes of ethics will also be posted on our website when applicable and may be reported on a Current Report on Form 8-K.

Board Independence and Committees

Since our stock started trading on Nasdaq in September 2010, we were required to comply with the director independence requirements of the Nasdaq rules.  Since that time, although our common stock is currently trading on Pink Sheets, we comply with the Nasdaq rules when determining whether our directors are independent.  The Board of Directors will also consult with counsel to ensure that the Boards of Directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of Audit Committee members.  The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.  Three of our directors, Mr. Shen, Mr. Goldberg and Mr. Rosenberg are “independent” as that term is defined by Nasdaq Rule 4200(a)(15); accordingly, we satisfy the “independent director” requirements, which requires that a majority of a company’s directors be independent.

Directors Attendance at Meetings

During fiscal year 2011, the Board held 19 meetings.  None of the directors attended fewer than 75% of the total number of Board of Directors meeting or the Board committee(s) of which he or she was a member during fiscal 2011.

We intend to schedule a Board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict.

Stockholder Communications With Directors

Keyuan stockholders who want to communicate with our Board or any individual director can write to:
Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province, P.R. China 315803
(86) 574-8623-2955
Attn:   Board Administration

Your letter should indicate that you are a Keyuan stockholder.  Depending on the subject matter, management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about Keyuan or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors on request.

Audit Committee and Financial Expert

Our Audit Committee consists of Mr. Gerry Goldberg, Mr. Michael Rosenberg and Mr. Dishen Shen, each of whom is independent. The Audit Committee assists the Board of Directors oversight of (i) the integrity of the our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and independent auditor, and prepares the report that the Securities and Exchange Commission requires to be included in our annual proxy statement. The Audit Committee operates under a written charter. Mr. Goldberg is the Chairman of our Audit Committee.

The Board of Directors determined that Mr. Goldberg possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

Compensation Committee

The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board of Directors regarding the annual salaries and other compensation of our executive officers and general employees and other policies, and for providing assistance and recommendations with respect to our compensation policies and practices. Each of Mr. Gerry Goldberg, Mr. Michael Rosenberg and Mr. Dishen Shen are members of the Compensation Committee. The Compensation Committee operates under a written charter. Mr. Goldberg is the Chairman of Compensation Committee.

Nominating Committee and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying qualified individuals to become members of our Board of Directors, in determining the composition of the Board of Directors and in monitoring the process to assess Board effectiveness. Each of Mr. Gerry Goldberg, Mr. Michael Rosenberg and Mr. Dishen Shen are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates under a written charter. Mr. Rosenberg is the Chairman of the Nominating Committee.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of any class of our securities registered under Section 12(g) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on our review of copies of such reports, we believe that there was compliance with all filing requirements of Section 16(a) applicable to our officers, directors and 10% stockholders during fiscal 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have not entered into any transaction during the last two fiscal years with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transaction with any member of the immediate families of the foregoing person (including spouse, parents, children, siblings, and in-laws) or is any such transaction proposed, except as follows:

(A)	Related Party Transactions

The Company considers all transactions with the following parties to be related party transactions.

Name of Parties	Relationship
Mr. Chunfeng Tao	Majority stockholder
Mr. Jicun Wang	Principal stockholder
Mr. Peijun Chen	Principal stockholder
Ms. Sumei Chen	Member of the Company’s Board of Supervisors and spouse of Mr. Wang
Ms. Yushui Huang	Vice President of Administration, Ningbo Keyuan
Mr. WeifengXue	Former Vice President of Accounting, Ningbo Keyuan through August 2011
Mr. HengfengShou	Former Vice President of Sales, Ningbo Keyuan Petrochemical though November 2011
Mr. Jingtao Ma	General Manager/President
Mr.Shifa Wang	Vice President Guangxi Project
Mr.Ming Liang Liu	Vice President Production
Mr.Shegeng Ding	Vice President Equipment
Mr. Fan Zhang	CFO

Ningbo Kewei Investment Co., Ltd. (Ningbo Kewei)	A company controlled by Mr. Tao through September 2011
Ningbo Pacific Ocean Shipping Co., Ltd (Ningbo Pacific)	100% ownership by Mr. Wang
Ningbo Hengfa Metal Product Co., Ltd (Ningbo Hengfa, former name"Ningbo Tenglong")	100% ownership by Mr. Chen
Shandong Tengda Stainless Steel Co., Ltd (Shandong Tengda)	100% ownership by Mr. Chen
Ningbo Xinhe Logistic Co., Ltd (Ningbo Xinhe)	10% ownership by Ms. Huang
Ningbo Kunde Petrochemical Co, Ltd. (Ningbo Kunde)	Mr. Tao’s mother was a 65% nominee shareholder for Mr. Hu, a third party through September 2011
Ningbo JiangdongJihe Construction Materials Store (JiangdongJihe)	Controlled by Mr. Xue’s Brother-in-law
Ningbo Wanze Chemical Co., Ltd	Mr. Tao’s sister-in-law is the legal representative
(Ningbo Wanze)
Ningbo Zhenhai Jinchi Petroleum Chemical Co., Ltd (Zhenhai Jinchi)	Controlled by Mr. Shou

Related party transactions and amounts outstanding with the related parties as of and for the years ended December 31, 2011 and 2010, are summarized as follows. Transactions with Ningbo Kunde and Ningbo Kewei are through the date the related party relationship ceased (For detailed explanation of the transactions, please see Note 24(b) in our Form 10-K for the fiscal year ended December 31, 2011).

	Year ended December 31,
	2011	2010
Sales of products (a)	$92,771,589	$111,860,732
Purchase of raw material (b)	$7,151,433	$25,014,808
Purchase of transportation services (c)	$3,059,216	$3,659,000
Credit line of guarantee provision for bank borrowings (d)	$142,563,200	$161,994,300
Loan guarantee fees (d)	$1,299,886	$-
Short-term financing from related parties (e)	$13,303,054	$30,839,377
Short-term financing to related parties (e)	$13,188,178	$30,949,048

	As of December 31,
	2011	2010
Amount due from related parties (f)	$39,350	$5,332,193
Amount due to related parties (g)	$621,077	$115,535

(a)
The Company and its subsidiaries (the “Group”) sold finished products of $92,704,220 and $101,680,459 to Ningbo Kunde in 2011 and 2010, respectively. Sales to Zhenhai Jinchi in 2011 and 2010 were $67,369 and $10,180,273, respectively.

(b)
The Group purchased raw materials of nil and $4,465,563 from Ningbo Kewei during 2011 and 2010, respectively, with no outstanding amount payable to Ningbo Kewei at December 31, 2011 and 2010 in respect of these purchase transactions. The Group purchased raw materials of $7,151,433and $20,549,245from Ningbo Kunde during 2011 and 2010, respectively. The outstanding payment in advance to Ningbo Kunde as of December 31, 2010 and 2011 in respect of these purchase transactions was $5,181,809 and Nil respectively.

(c)
The Group purchased transportation services of $3,059,216 and $3,659,000 from Ningbo Xinhe during 2011 and 2010, respectively, and amounts owed to Ningbo Xinhe as of December 31, 2011 and 2010 in respect of these purchase transactions was $621,077 and $119, respectively.

(d)	Guarantees for Bank Loans

	Guarantee provided during the year ended December 31		Bank loans guaranteed as of December 31
	2011	2010	2011	2010
Mr. Tao	$12,396,800	$79,887,600	$34,628,000	$36,408,000
Jicun Wang and Sumei Chen	$30,992,000	$-	$1,983,523	$12,136,000
Ningbo Kewei	$34,091,200	$82,106,700	$29,700,067	$11,377,500
Ningbo Pacific	$65,083,200	$-	$27,918,200	$16,687,000
Ningbo Hengfa	$-	$-	$14,795,600	$36,256,300
ShangdongTengda	$-	$-	$944,400	$910,200

Beginning in 2011 loan guarantee fees of 0.3% of the loan principal guaranteed are to be paid quarterly. In 2011, loan guarantee fees were $272,993, $636,427 and $390,466 for Ningbo Hengfa, Ningbo Pacific and Ningbo Kewei, respectively, and are included in $1,548,149 in the statements of operations.

(e)	Short-term financing transactions with related parties

	Year Ended December 31
	2011			2010
	From (i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)
Shandong Tengda	$-	$-	$-	$2,219,100	$(2,219,100)	$-
Ningbo Kewei	5,423,600	(5,423,600)	-	1,479,400	(1,479,400)	-
Ningbo Kunde	5,423,600	(5,423,600)	-	19,676,020	(19,676,020)	-
JiangdongJihe	2,455,854	(2,340,978)	-	7,464,857	(7,574,528)	(112,459)

	$13,303,054	$(13,188,178)	$-	$30,839,377	$(30,949,048)	$(112,459)

 (i) Transactions during the year are translated at average exchange rates.
(ii) Balances at year end are translated at the balance sheet exchange rate.

(f)	Amount due from related parties consist of the following:

	As of December 31,
	2011	2010
Related Party
Ningbo Kunde	$-	$5,181,809
JiangdongJihe	-	112,459
Mr. Tao	39,350	37,925
	$39,350	$5,332,193

 Amounts due from Mr. Tao represents advances made for business expenses, are unsecured, interest free and due on demand.

(g)	Amounts due to related parties consist of the following:

	As of December 31,
	2011	2010
Related Party
Zhenhai Jinchi(prepayment)	$-	$115,416
NinboXinhe	621,077	119
	$621,077	$115,535

 Amounts due to related parties primarily represent balances due for raw materials purchase and freight.

(B) Relationships and transactions with certain other parties

The Group has the following relationships and transactions with certain other parties:

Name of parties	Relationship
Ningbo Litong Petrochemical Co., Ltd (Ningbo Litong)	Former 12.75% nominee shareholder of Ningbo Keyuan
Ningbo JiangdongHaikai Construction Materials Store (JiangdongHaikai)	Controlled by cousin of Mr. WeifengXue, former Vice President of Accounting
Ningbo JiangdongDeze Chemical Co., Ltd	Controlled by cousin of Mr. WeifengXue, former (JiangdongDeze) Vice President of Accounting

Ningbo Anqi Petrochemical Co., Ltd	Controlled by cousin of Mr. WeifengXue, former (Ningbo Anqi) Vice President of Accounting

Ningbo Kewei Investment Co., Ltd. (Ningbo Kewei) when control transferred	A related party through September 2011
Ningbo Kunde Petrochemical Co, Ltd. (Ningbo Kunde)	A related party through September 2011 when control transferred

Transactions and amounts outstanding with these parties for the years ended December 31, 2011 and 2010 are summarized as follows. Transactions with Ningbo Litong are through September 2011.

	Year ended December 31,
	2011	2010

Sales of products (h)	$29,637,868	$29,625,766
Purchase of raw material (i)	$20,253,780	$18,994,104
Credit line of guarantee for bank borrowings (j)	$81,136,800	$-
Loan guarantee fees (j)	$1,242,928	$-
Short-term financing from these parties (k)	$49,873,894	$74,983,618
Short-term financing to these parties (k)	$47,608,361	$77,030,336
Amounts due from these parties	$2,740,970	$2,217,854
Advances from these parties for sales	$130,458	$110,134

(h)
The Group sold finished products of $7,360,796and $29,625,766 to Ningbo Litong in2011 and 2010, respectively. Amounts received in advance from Litong were nil and $110,134 as of December 31, 2011 and 2010, and are included in advances from customers on the consolidated balance sheet. The Group sold finished products of $22,277,072 to Ningbo Kunde in 2011. There were outstanding amounts of $130,458 received in advance from Kunde as of December 31, 2011.

(i)
The Group purchased raw materials of $20,253,780from Ningbo Litong during 2011. During 2010, the Group purchased raw materials of $18,994,104 from Ningbo Litong. Amounts prepayable to Litong were $2,740,970and nil as of December 31, 2011 and 2010, respectively.

(j)	Guarantees for Bank Loans

	Guarantee provided		Bank loans guaranteed
	During the year ended December 2011		as of December 2011
	2011	2010	2011	2010

Ningbo Litong	$81,136,800	$-	$61,632,077	$43,993,000

Through December 31, 2010, no compensation was paid in respect of these guarantees. Beginning in 2011, loan guarantee fees of 0.3% of the loan principal guaranteed after January 1, 2011 are to be paid quarterly. Guarantee fees paid to Litong and Kewei were $1,026,567 and $216,361 for the year ended December 31, 2011, respectively.

(l)	Short-term financing transactions

Historically the Group and these parties have provided each other with short-term financing, typically in the form of cash, bills receivable and bills payable.

Short-term financing with these parties is as follows:

	Year Ended December 31
	2011			2010
	From(i)	To(i)	Balance(ii)	From(i)	To(i)	Balance(ii)
Ningbo Litong	$36,366,031	$(34,100,498)	$-	$57,180,289	$(59,343,172)	$2,217,854
JiangdongHaikai	-	-	-	7,447,529	(7,331,364)	-
JiangdongDeze	2,634,320	(2,634,320)	-	4,438,200	(4,438,200)	-
Ningbo Anqi	10,873,543	(10,873,543)	-	5,917,600	(5,917,600)	-

	$49,873,894	$(47,608,36)	$-	$74,983,618	$(77,030,336)	$2,217,854

(i) Transactions during the year are translated at average exchange rates.
(ii) Balances at year end are translated at the balance sheet exchange rate.

LEGAL PROCEEDINGS

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

On November 15, 2011, the Rosen Law Firm filed a class action suit, alleging we had violated federal securities laws by issuing materially false and misleading statements and omitting material facts with regard to disclosure of related party transactions and effectiveness of internal controls in past public filings.  The case is currently at the discovery stage and we believe there is no basis to the suit and intend to contest the case vigorously.

On January 9, 2012, Ningbo Keyuan filed a law suit in Ningbo Beilun District People’s Court against Zhenjiang Kaiyuan Installation Group (now known as Zhenjiang Industry Equipment Installation Group Co., Ltd) in breach of a project construction contract and alleged damage of RMB 98,000. Zhenjiang Industry Equipment filed a counter claim requiring us to pay RMB 9,825,615 of project cost and RMB 1,350,000 of interests. The two parties are disputing the reasons for the construction delay and trying to settle the matter. A formal settlement has not yet reached at the moment.

Other than as set forth herein, we are currently not a party to any material legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table of Named Executive Officers

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued, in 2011 and 2010 to each of the following named executive officers. The total amount was $361,519 in 2011 and $230,958 in 2010 2009 respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chunfeng Tao	2011	28,116	90,772					118,888
(President, Chief Executive)	2010	27,836	53,174	55,788				136,825

Aichun Li(2)	2011	125,000						125,000
(Chief Financial Officer)	2010	97,581		42,771				140,352

Fan Zhang (3) (Acting Chief Financial Officer)	2011	14,079	13,822					27,902

Jingtao Ma (1)	2011	25,435	48,555					73,990
(Vice President)	2010	23,602	27,982	42,771				97,335

Weifeng Xue(1)	2011	15,739						15,739
(Vice President of Accounting)	2010	23,843	27,711	39,052				90,606

(1)   Although they are not executive officers, based on upon the compensation received, Mr. Ma and Mr. Xue qualify as named executive officers for purposes of this table, as such term is defined by Item 402 of Regulation S-K.  Mr. Xue ceased to be the Company’s Vice President of Accounting as of August 20, 2011, although he remained available to assist the Company with the transition for a period of up to two months.

(2) On October 12, 2011, Ms. Li resigned her position as Chief Financial Officer of the Company. Ms. Li was a consultant retained by the Company until December 12, 2011.

(3) Mr. Zhang was appointed as Acting Chief Financial Officer after Ms. Li resigned as the Company's CFO in October 2011.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement, resignation, constructive termination or change in control transaction.

Employment Agreements

We have entered into employment agreements with each of the PRC subsidiary’s employees, officers and directors.

On May 1, 2007, Ningbo Keyuan entered into a non-fixed term employment agreement with Mr. Chunfeng Tao, pursuant to which, Ningbo Keyuan hired Mr. Tao as its general manager effective May 1, 2007. The compensation in connection with this employment shall be commensurate with Mr. Tao’s duties and responsibility as the general manager and is subject to mutual agreement between Mr. Tao and Ningbo Keyuan.  On May 10, 2007, Keyaun Plastics entered into the similar employment agreement with Dr. Jingtao Ma to hire Dr. Ma as its vice executive general manager, effective May 10, 2007. On the same day, Keyuan Plastics entered into a similar employment agreement with Mr. Weifeng Xue to hire Mr. Xue as its vice general manager.  On February 2, 2009, Keyaun Plastics entered into another similar agreement with Mr. Mingliang Liu to hire him as vice general manager. On October 21, 2009, Mr. Shifa Wang was hired by Ningbo Keyuan as a vice technical general manager and chief engineer and a similar employment agreement was signed between Ningbo Keyuan and Mr. Wang.

On May 1, 2007, Ningbo Keyuan also entered into a confidentiality and non-compete agreement with Mr. Tao, pursuant to which, Mr. Tao agreed, among other things, (i) that he will keep in confidence all Ningbo Keyuan confidential information obtained in connection with such employment; (ii) that Ningbo Keyuan has the sole ownership right to all Ningbo Keyuan intellectual properties, either developed by Mr. Tao individually or collectively with other parties during his employment term or within one (1) year following the termination of his employment; and (iii) that within two (2) years following the termination of his employment, he will not, directly or indirectly, engage in any business or other activities related to Ningbo Keyuan confidential information that he obtained during his last five (5) years of employment (or such less term) with Ningbo Keyuan.  On May 10, 2007, similar confidentiality and non-compete agreements were entered into between Ningbo Keyuan and Mr. Jingtao Ma and also between Ningbo Keyuan and Mr. Weifeng Xue. In addition, using the same form of the agreement, Ningbo Keyuan entered into confidentiality and non-compete agreements with Mr. Mingliang Liu and Mr. Shifa Wang, respectively on February 2, 2009 and October 21, 2009.

On May 7, 2010, we entered into a one-year employment agreement with Aichun Li, our former Chief Financial Officer. The agreement was effective as of May 7, 2010, at a base salary of $150,000 subject to adjustment by the Board, plus the right, at the Board’s discretion, to participate in all management bonuses and incentive plans, and the right to participate in all employee benefit plans, to the extent maintained by the Company. The employment agreement also contained standard provisions concerning confidentiality, non-competition and non-solicitation. On October 12, 2011, Ms. Aichun Li resigned from her position as our Chief Financial Officer.

On May 23, 2011, Ningbo Keyuan Plastics entered into an open-term employment agreement with Mr. Fan Zhang as its PRC Chief Financial Officer. The agreement was effective as of May 23, 2011. On August 20, 2011, Mr. Fan Zhang was appointed as Vice President of Accounting by the Board of Directors to replace Mr. Weifeng Xue;  Mr. Zhang also assumed the responsibilities of our Acting Chief Financial Officer after Ms. Li’s resignation as our Chief Financial Officer.

Compensation of Directors

Our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings. Pursuant to an independent director agreement we entered into with Gerry Goldberg on August 1, 2011, Mr. Goldberg receives a fee in cash of $10,000 per month during the two-year term of the agreement. On July 1, 2010, we granted to Mr. Goldberg a five-year option to purchase 40,000 shares of our common stock, at an exercise price of $4.20 per share. Pursuant to an independent director agreement we entered into with Michael Rosenberg on August 1, 2011, Mr. Rosenberg receives a fee in cash of $8,000 per month during the two-year term of the agreement. On July 1, 2010, we granted to Mr. Rosenberg a five-year option to purchase 40,000 shares of our common stock, at an exercise price of $4.20 per share. Mr. Dishen Shen received a fee in cash of RMB 11,000 (approximately USD$ 1,705) per month pursuant to an independent director agreement we entered into with him, as amended on September 30, 2011. Other than the compensation disclosed above, our directors do not receive any other compensation for serving on the Board of Directors.

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid in fiscal year 2011 to each of the following named directors.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Chunfeng Tao	-	-	-	-	-	-	-
Gerry Goldberg	78,000	-	-	- (1)	-	-	169,349
Michael Rosenberg	64,000	-	-	- (2)	-	-	155,349
Xin Yue	-	-	-	-	-	-	-
Dishen Shen	20,460	-	-	-	-	-	20,460

(1)	Pursuant to his agreement to serve as our independent director on July 1, 2010, Mr. Goldberg was granted a five-year option to purchase 40,000 shares of our common stock, at an exercise price of $4.20 per share, which represents the fair market value of our common stock on July 1, 2010. 50% of the option vested after one year of issuance and the remaining 50% shall vest after two years of issuance. The option will expire on June 30, 2015.

(2)	Pursuant to his agreement to serve as our independent director on July 1, 2010, Mr. Rosenberg was granted a five-year option to purchase 40,000 shares of our common stock, at an exercise price of $4.20 per share, which represents the fair market value of our common stock on July 1, 2010. 50% of the option vested after one year of issuance and the remaining 50% shall vest after two years of issuance. The option will expire on June 30, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 19, 2012 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of April 19, 2012, we had 57,646,160 shares of Common Stock issued and outstanding, and 5,333,340 shares of Series B Preferred Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of April 19, 2012. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of April 19, 2012 is deemed to be outstanding for such person, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Notwithstanding the foregoing, because the Series M Preferred Stock votes on as converted basis with the Common Stock, we have included the owners of such stock in this table.  Accordingly, we calculate beneficial ownership for purposes of this table as follows:

A + B
X + B

Where:
A = individual’s current holders of common stock
B = number of shares of common stock individual may own within 60 days
X= number of common stock currently outstanding, including the shares of common stock underlying the Series M Preferred Stock since such class votes on as converted basis with the common.

Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is Qingshi Industrial Park, Ningbo Economic & Technological Development Zone, Ningbo, Zhejiang Province, P. R. China 31580.

Name of Beneficial Owner	Amount (Number of Shares)		Percentage of Outstanding Shares of Common Stock(5)(6)
Delight Reward Limited(1)	47,658,000	(2)	82.67%
Chunfeng Tao(3)	21,738,338		37.71%
Dragon State International Limited	5,333,340	(4)	8.47%
Jicun Wang	11,081,581	(7)	19.22%
Peijun Chen	9,802,965	(8)	17%

(1)   Delight Reward Limited is owned by Apex Smart Limited (45.6132%), Best Castle Investments Limited (23.2523%), Chance Brilliant Holdings Limited (20.5694%), Harvest Point Limited (5.3896%) and Strategic Synergy Limited (5.1755%). Mr. Chunfeng Tao is the controlling person of Apex Smart Limited.  Mr. Jicun Wang is the controlling person of Best Castle Investments Limited. Mr. Peijun Chen is the controlling person of Chance Brilliant Holdings Limited .Ms. Muxin Duan is the controlling person of Harvest Point Limited. Mr. Brian Pak Lun Mok is the controlling person of Strategic Synergy Limited (subject to the Slow Walk Agreement described in the discussion below, the "Slow Walk Option").

(2)   In connection with the share exchange we completed in April 2010, Delight Reward received 47,658 shares of Series M Preferred Stock that converted into 47,658,000 shares of Common Stock on December 28, 2010.

(3)   Pursuant to a share transfer agreement, Mr. Chunfeng Tao, our Chairman, Chief Executive Officer and President exercised his Slow Walk Options after certain performance targets were met, to purchase from Mr. Brian Pak-Lun Mok, 100% of Apex Smart Limited’s equity, which entitled Mr. Tao to own 45.6132% of the equity of Delight Reward Limited. Accordingly, upon exercise of such option, which is currently being processed, Mr. Tao will indirectly (through his 45.6132% ownership of Delight Reward Limited) own and controls 21,738,338 shares of our Common Stock.

(4)   In connection with the private placement the Company closed in September 2010, Dragon State International Limited owns 5,333,340 shares of Series B Preferred Stock.  However, pursuant to the relative rights and preferences of the Series B preferred stock, the numbers of common stock to be issued upon conversion of the Series B preferred stock cannot  exceed 9.99% of the then issued and outstanding shares of common stock outstanding at such time.

(5)  On November 4, 2010, the Company exercised its mandatory conversion rights under the terms of the Series A Preferred Stock to convert all outstanding shares of its Series A 6% Convertible Preferred Stock into a total of 6,132,032 shares of Common Stock, $0.001 par value per share. As a result, following the conversion, all outstanding shares of Series A Preferred Stock (6,132,032 shares) were cancelled and automatically converted into shares of common stock.

(6) On December 28, 2010, the Company exercised its mandatory conversion rights under the terms of the Series M Preferred Stock requiring all holders of Series M Preferred Stock to convert such stock into a total of 47,658,000 shares of Common Stock. As a result, following the conversion, all outstanding shares of Series M Preferred Stock that were outstanding (47,658 shares) were cancelled and automatically converted into shares of common stock.

(7) Pursuant to a share transfer agreement, Mr. Jicun Wang exercised his Slow Walk Options, after certain performance targets were met, to purchase from Mr. O. Wing Po, 100% of Best Castle Investments Limited’s equity, which entitled Mr. Wang to own 23.2523% of the equity of Delight Reward Limited. Accordingly, upon exercise of such option, Mr. Wang indirectly (through his 23.2523% ownership of Delight Reward Limited) owns and controls 11,081,581 shares of our Common Stock.

(8) Pursuant to a share transfer agreement, Mr. Peichun Chen exercised his Slow Walk Options, after certain performance targets were met, to purchase from Mr. Lo Kan Kwan, 100% of Chance Brilliant Holdings Limited’s equity, which entitled Mr. Wang to own 20.5694% of the equity of Delight Reward Limited. Accordingly, upon exercise of such option, Mr. Wang indirectly (through his 20.5694% ownership of Delight Reward Limited) owns and controls 9,802,965 shares of our Common Stock.

Changes in Control

Lock Up Agreements

Pursuant to the lock up agreement the Company entered into pursuant to the private placements it closed in April-May 2010, all of the shares of common stock to be owned by Delight Reward will be restricted from public or private sale for a period of six (6) months following October 19, 2010 (the effective date of the registration statement registering the registrable shares issued in the April-May Private 2010 Placement ); following such six (6) month period, Delight Reward shall be allowed to sell up to 1/12 of its holdings each month for the next twelve months (such 12 month period ends in April 2012). Notwithstanding the foregoing, Delight Reward shall be permitted to engage in a transfer in a private sale of the lock-up shares, provided that such transferee agrees in writing to be bound by and subject to the terms of the lock-up agreement.

Pursuant to the lock up agreement the Company entered into pursuant to the private placement it closed in September, all of the shares of common stock to be owned by Mr. Chunfeng Tao, Mr. Jicun Wang, Mr. Peijun Chen and Mr. Xin Yue will be restricted from public or private sale until January 19, 2011 (the effective date of the registration statement relating to that same private placement); during the twenty four (24) months immediately following January 19, 2011, such shareholders shall not transfer more than twenty percent (20%) of the their lock-up shares in the aggregate, provided, that they may transfer not more than 0.83333% of the lock-up shares during each calendar month in such 24 month period. Notwithstanding the foregoing, such shareholders are permitted to engage in a transfer in a private sale of their lock-up shares, provided that such transferee agrees in writing to be bound by and subject to the terms of the lock-up agreement.

Share Escrow Agreement

We also entered into an escrow agreement with the investors of the April-May 2010 Private Placement and the September 2010 Private Placement, pursuant to which we placed 5,000 shares of Series M Preferred Stock in an escrow account. The 5,000 shares of Series M Preferred Stock automatically converted into 5,000,000 shares of Common Stock (the “Escrow Shares”) after we amended our Articles of Incorporation to increase our authorized Common Stock to one hundred million (100,000,000) shares on December 28, 2010.

If we achieved less than 95% of the 2010 performance threshold (net income equal to or greater than $33.0 million), then the Escrow Shares for such year were delivered to the Investors in the amount of 500,000 shares of Common Stock for each full percentage point by which such threshold was not achieved up to a maximum of 5,000,000 shares of Common Stock. The performance threshold was achieved and the Escrow Shares are expected to be released from escrow in the second quarter of 2012.

Slow Walk Agreements

The controlling persons of each of the five shareholders entities of Delight Reward Limited have entered into certain Slow Walk Agreements whereby the controlling persons have each agreed to transfer their shareholdings to another beneficiary, subject to certain performance targets being met.  The performance targets are: at least $39 million of gross revenue for the three months commencing from July 2010 to September 2010; at least $40 million of gross revenue for the three months commencing from October 2010 to December 2010; and, at least $41 million of gross revenue for the three months commencing from January 2011 to March 2011.

 Pursuant to these agreements, (i) Mr. Brian Pak-Lun Mok, the sole shareholder of Apex Smart Limited, granted to Mr. Tao an option to acquire the 50,000 ordinary shares of Apex Smart Limited if the performance targets are met; (ii) Mr. O. Wing Po, the sole shareholder of Best Castle Investments Limited, granted to Mr. Jicun Wang an option to acquire the 50,000 ordinary shares of Best Castle Investments Limited if the performance targets are met; (iii) Mr. Lo Kan Kwan, the sole shareholder of Chance Brilliant Holdings Limited, Mr. Peijun Chen an option to acquire the 50,000 ordinary shares of Chance Brilliant Holdings Limited if the performance targets are met; (iv) Mr. Brian Pak-Lun Mok, the sole shareholder of Harvest Point Limited, granted to Mr. Xin Yue an option to acquire the 50,000 ordinary shares of Harvest Point Limited if the performance targets are met; and, (v) Mr. Brian Pak-Lun Mok, the sole shareholder of Strategic Synergy Limited, granted to Mr. Yue an option to acquire the 50,000 ordinary shares of Strategic Synergy Limited if the performance targets are met. Pursuant to each of these agreements, the option to acquire theses shares shall vest at a rate of one-third (1/3) for each performance target that is met (the “Slow Walk Options”).

On November 5, 2010, one-third of the Slow Walk Options were exercised after the first performance target was met.

On April 29, 2011, Harvest Point Limited transferred 1,028 shares of Delight Reward Limited’s stock to Strategic Synergy Limited, changing their ownership of Delight Reward Limited’s stock to 3.334% and 7.232% respectively. On the same day, Mr. Brian Pak-Lun Mok and Mr. Xin Yue transferred 33,333 shares and 16,667 shares of Harvest Point Limited, respectively, to Ms. Muxia Duan thus transferring 100% of the ownership of Harvest Point Limited to Ms. Muxia Duan.

After the relative performance targets were met, Mr. Chen and Mr. Wang exercised their remaining two-thirds of the Slow Walk Options on February 15, 2012 and Mr. Tao exercised his remaining two-thirds of the Slow Walk Options on March 30, 2012. As the date of hereof, Mr. Yue has not yet exercised his remaining two-thirds of the Slow Walk Options.

PROPOSAL 2

PROPOSAL TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

Changes in Independent Public Accountants

Effective on April 22, 2010, we dismissed The Hall Group, CPAs (“Hall”) as our independent auditors and engaged Patrizio & Zhao, LLC, an Independent Registered Public Accounting Firm (“P&Z”), to serve as our independent auditors.

(a) For the two fiscal years ended December 31, 2009 and 2008, Hall’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a “going concern” uncertainty.

(b) The termination of Hall and engagement of P&Z was approved by our Board of Directors.

(c) Hall and the Company did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended December 31, 2009 and 2008, and subsequent interim period ended March 31, 2010 and through the date of dismissal, which disagreements, if not resolved to the satisfaction of Hall, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(d) During the fiscal years ended December 31, 2009 and 2008, and subsequent interim period ended March 31, 2010 and through the date of dismissal, we did not experience any reportable events, except that in its letter to us in 2009 pursuant to “Statement on Auditing Standards (SAS) 112: Communicating Internal Control Related Matters,” Hall, our former auditor, identified the following material weakness of our internal controls, which constitute a reportable event under Item 304(a)(1)(v) of Regulation S-K:

■	Reliance on financial reporting consultants for review of critical accounting areas and disclosures and material non-standard transactions;
■	Lack of sufficient accounting staff which results in a lack of segregation of duties necessary for a good system of internal control.

Effective on January 17, 2011, we dismissed P&Z and engaged KPMG as our independent auditors.  The decision to dismiss P&Z was approved by the Company’s Audit Committee of the Board of Directors.

During the two fiscal years ended December 31, 2009, and the subsequent period through January 17, 2011, there were no:

 (1) disagreements with P&Z on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreements, or (2) reportable events.

The audit reports of P&Z on the consolidated financial statements of the Company as of and for the years ended December 31,2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the preparation of our Annual Report on Form 10-K for the year ending December 31, 2010, KPMG raised certain issues, primarily relating to unexplained issues regarding certain cash transactions and recorded sales. On or about March 24, 2011, KPMG brought these issues to the attention of our Audit Committee and requested that the Audit Committee conduct an independent investigation. On March 31, 2011, our Audit Committee elected to commence such an Investigation of the issues raised and engaged the services of the Investigation Team.

On May 20, 2011, KPMG orally advised the chairman of the Audit Committee that they were going to resign as the Company’s auditor and submitted a letter of resignation on May 24, 2011 while the Investigation was being carried out with the cooperation of the Company and before the results of such Investigation had been formulated or concluded.

From January 17, 2011 when KPMG was engaged, through KPMG's resignation on May 24, 2011, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports.

Effective July 5, 2011, we engaged GHP Horwath, P.C. (“GHP Horwath”) as our new independent registered public accounting firm. The decision to engage GHP Horwath was approved by the Company’s Audit Committee of the Board of Directors. During the two most recent fiscal years, and during any subsequent interim period prior to the date of GHP Horwath’s engagement, the Company did not consult the new auditor regarding either: (i) the application of accounting principles to a proposed or completed specified transaction, or the type of audit opinion that might be rendered, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event within the meaning set forth in Regulation S-K, Item 304 a(1)(iv) or (a)(1)(v).

GHP Horwath audited our financial statements for fiscal year ended 2011 and 2010. A representative of GHP Horwath will be present at the meeting and available during that time to respond to any questions.

Aggregate fees for professional services rendered to the Company by GHP Horwath for the years ended December 31, 2011 and 2010 were as follows:

Services Provided	2011	2010
Audit Fees	$316,000	$518,000
Audit Related Fees	23,200	Nil
Tax Fees	15,000	Nil
All Other Fees	Nil	Nil
Total	$354,200	$518,000

Audit Fees.  The aggregate fees billed for the years ended December 31, 2011 and 2010 were for the audits of our financial statements and reviews of our interim financial statements included in our annual and quarterly reports.

Audit Related Fees.  The aggregate fees billed for the years ended December 31, 2011 and 2010 were for the audit or review of our financial statements that are not reported under Audit Fees.

Tax Fees.  The aggregate fees billed for the years ended December 31, 2011 and 2010 were for professional services related to tax compliance, tax advice and tax planning.

All Other Fees.  The aggregate fees billed for the years ended December 31, 2011 and 2010 were for services other than the services described above.

Auditing Service Pre-approval Policies

The policy of our Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the Company’s independent auditors during the fiscal year.  Under these procedures, the Audit Committee pre-approves both the type of services to be provided by our auditor and the estimated fees related to these services.

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of GHP Horwath is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GHP HORWATH AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2012.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2012 Annual Meeting of Stockholders must ensure that the proposal is submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and received by the Corporate Secretary of Keyuan, Qingshi Industrial Park, Ningbo Economic & Technological Development Zone, Ningbo, Zhejiang Province, P.R. China 315803:

•	Not later than January 1, 2013; or
•
If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead 120 days before we begin to print and mail our proxy materials for next year's meeting.

FORM 10-K

On April 13, 2012, the Company filed with the SEC an annual report on Form 10-K for the fiscal year ended December 31, 2011. Upon written request to the Company’s Secretary, located at Qingshi Industrial Park, Ningbo Economic & Technological Development Zone, Ningbo, Zhejiang Province, P.R. China 315803, a copy of the Form 10-K may be made available at reasonable charge.

ADMISSION TICKET

KEYUAN PETROCHEMICALS, INC.
Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province, P.R. China 315803

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE: If you plan on attending the Annual Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Annual Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

Directions to 17 State Street, Floor 20, New York, NY 10004:

17 State Street is located in downtown Manhattan; the cross streets are Pearl Street and Water Street.  The office is located near the New York City Staten Island Ferry Terminal.

This location is easily accessible via public transportation:

1.	The No. 1 train to South Ferry
2.	The No. 4 or 5 train to Bowling Green

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Hunter Taubman Weiss LLP Attn:Chunfeng Tao c/o Keyuan Petrochemicals Inc. 17 State Street,Floor 20 New York,NY 10004	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	0	0	0

1. Election of Directors Nominees

01 Chunfeng Tao	02 Gerry Goldberg	03 Michael Rosenberg	04 Dishen Shen	05 Xin Yue

The Board of Directors recommends you vote FOR the following proposal:
		For	Against	Abstain
2.	To approve and ratify the re-appointment of GHP Horwath, P.C. as the Company's independent accountants to audit the Company's financial statements as at December 31, 2012 and for the fiscal year then ending.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	0	0

Please sign  exactly as your  name(s) appear(s)  hereon.  When  signing as attorney, executor, administrator, or  other  fiduciary, please  give  full title as such.  Joint owners should  each sign  personally. All holders  must sign. If a corporation or  partnership, please  sign  in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at  www.proxyvote.com

KEYUAN PETROCHEMICALS, INC Annual Meeting of Shareholders June 14, 2012 10:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Chunfeng Tao, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of Keyuan Petrochemicals, Inc. which the undersigned is entitled to vote, as specified below on this card, at the Annual Meeting of Shareholders of Keyuan Petrochemicals, Inc. to be held at 17 State Street, Floor 20, New York, NY 10004, on June 14, 2012 at 10:00 AM Eastern Standard Time and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” OF PROPOSAL 1 AND “FOR” OF PROPOSAL 2.

Continued and to be signed on reverse side